CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Private Placement Memorandum#: ___   Recipient: __________________________


                                 AUGUST 20, 2004



                            SEAWRIGHT HOLDINGS, INC.
                                 (the "Company")
                 Up to 1,000 Units at a Price of $3,000 per Unit

                              Each Unit Consists of

 2,500 Shares of Common Stock of the Company, Par Value $0.001 ("Common Stock")

       $1,500 worth of 11% Convertible Promissory Notes Due 2009, Series A
          (Maturing on September 1, 2009 and convertible into shares of
      Common Stock of the Company at an exercise price of $0.85 per share)

                                       And

            Five Year Warrants to Purchase 300 Shares of Common Stock
             of the Company at an Exercise Price of $0.85 Per Share




         The Units are being offered (the "Offering") through Jones, Byrd and Attkisson, Inc. (the "Placement Agents") on a "best efforts" basis to "accredited investors" as such term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and a limited number of non-accredited investors.

THESE ARE HIGHLY SPECULATIVE SECURITIES INVOLVING A VERY HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR OTHER FEDERAL OR STATE REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING PASSED UPON THE MERITS OF THIS OFFERING OR THE ACCURACY, COMPLETENESS OR ADEQUACY OF THIS MEMORANDUM OR THE SELLING LITERATURE ACCOMPANYING THIS MEMORANDUM. THESE SECURITIES HAVE NOT BEEN REGISTERED AND ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION, AND ARE SUBJECT TO RESTRICTIONS ON RESALE OR TRANSFER.


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                 CONFIDENTIALITY AND IMPORTANT LEGAL DISCLOSURES

         THE INFORMATION HEREIN IS CONFIDENTIAL AND PROPRIETARY TO THE COMPANY AND IS BEING SUBMITTED TO YOU AS A PROSPECTIVE INVESTOR SOLELY FOR YOUR PERSONAL USE WITH THE EXPRESS UNDERSTANDING THAT YOU WILL NOT RELEASE THIS INFORMATION OR DISCUSS THE CONTENTS HEREOF FOR ANY PURPOSE EXCEPT TO EVALUATE A POTENTIAL INVESTMENT IN THE SECURITIES OFFERED HEREUNDER. BY ACCEPTANCE HEREOF, YOU AGREE TO RETURN THIS MEMORANDUM AND ALL OTHER DOCUMENTATION OBTAINED IF YOU ELECT NOT TO INVEST IN THIS OFFERING.

         THIS MEMORANDUM IS INTENDED AS A SUMMARY ONLY, IT IS NOT ALL INCLUSIVE, AND PROSPECTIVE INVESTORS ARE ENCOURAGED TO OBTAIN ADDITIONAL INFORMATION FROM THE COMPANY AND TO FURTHER INVESTIGATE THE MERITS AND RISKS OF INVESTING IN THE COMPANY. EACH INVESTOR MUST CONDUCT, AND RELY ON, ITS OWN INVESTIGATION OF THE COMPANY AND THE TERMS OF THIS OFFERING BEFORE MAKING A DECISION TO INVEST IN THE COMPANY.

         UNLESS OTHERWISE STATED, THIS MEMORANDUM SPEAKS AS OF THE DATE HEREOF AND DELIVERY THEREAFTER DOES NOT MEAN THAT NO CHANGE IN THE AFFAIRS OF THE COMPANY HAS OCCURRED. THE COMPANY IS UNDERGOING RAPID AND CONTINUAL CHANGE, AND THE INVESTOR SHOULD UPDATE THE INFORMATION CONTAINED HEREIN, AND IS ENCOURAGED TO VISIT THE COMPANY'S FACILITIES AND TALK WITH MANAGEMENT OF THE COMPANY BEFORE INVESTING.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION UNLESS IN WRITING AND APPROVED BY THE COMPANY. YOU SHOULD, THEREFORE, NOT RELY UPON ANY INFORMATION UNLESS RECEIVED IN WRITING AND AUTHORIZED BY THE COMPANY.

         PROSPECTIVE INVESTORS MUST NOT CONSTRUE THE CONTENTS HEREOF AS INVESTMENT OR LEGAL ADVICE, AND ALL INVESTORS SHOULD HAVE THE COMPANY AND THE INFORMATION DISCUSSED HEREIN REVIEWED BY THEIR LEGAL, ACCOUNTING AND FINANCIAL ADVISORS.

         THIS MEMORANDUM IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE UNITS IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION AND IT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY TO ANY MEMBER OF THE GENERAL PUBLIC. THIS IS A PRIVATE OFFERING INTENDED TO BE EXEMPT FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR REGULATIONS PROMULGATED THEREUNDER.

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THESE UNITS ARE OFFERED SUBJECT TO ACCEPTANCE, PRIOR SALE, WITHDRAWAL,
CANCELLATION OR MODIFICATION AT ANY TIME WITHOUT NOTICE.

SPECIAL NOTICE TO RESIDENTS OF CERTAIN STATES:

SEE EXHIBIT D ATTACHED HERETO FOR YOUR SPECIFIC STATE DISCLOSURE WHICH YOU MUST READ. MANY STATES HAVE SPECIAL RIGHTS AND WARNINGS WHICH ARE STATED IN FULL ON EXHIBIT D.

NOTICES TO RESIDENTS OF ALL STATES:

NO PERSON MAY SUBSCRIBE TO THE SECURITIES OFFERED HEREBY UNLESS THEY RECEIVE A COPY HEREOF PRIOR TO SUBSCRIPTION AND ACKNOWLEDGE SUCH RECEIPT IN WRITING. BY EXECUTION OF THE SUBSCRIPTION AGREEMENT, EACH INVESTOR ACKNOWLEDGES AND REPRESENTS RECEIPT AND UNDERSTANDING OF THE INFORMATION APPLICABLE TO THEIR STATE OF RESIDENCE.

AS STATED PREVIOUSLY, THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT NOR WITH ANY STATE AND ARE OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION WHICH RESULTS IN THESE SECURITIES BEING SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER SUCH ACTS AND LAWS. THESE SECURITIES HAVE NOT BEEN REVIEWED OR APPROVED BY ANY FEDERAL OR STATE GOVERNMENT AGENCY OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ADEQUACY OF THE DISCLOSURES OR DESCRIPTIONS HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY FOR EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CONTAINED IN, OR FOR OMISSIONS FROM, THIS MEMORANDUM OR ANY OTHER WRITTEN OR ORAL COMMUNICATIONS TRANSMITTED OR MADE AVAILABLE TO A PROSPECTIVE INVESTOR; AND NOTHING CONTAINED IN THE MEMORANDUM IS, OR SHALL BE RELIED UPON AS A PROMISE OR REPRESENTATION, WHETHER AS TO THE PAST OR FUTURE. THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO PROVIDE INFORMATION OR MAKE ANY REPRESENTATIONS WITH RESPECT TO THE SECURITIES OTHER THAN AS SET FORTH HEREIN AND IF ANY SUCH INFORMATION OR REPRESENTATIONS ARE GIVEN OR MADE, THEY MUST NOT BE RELIED UPON. STATEMENTS IN THIS MEMORANDUM ARE MADE AS OF DATE HEREOF, UNLESS STATED OTHERWISE AND NOTHING HEREIN SHOULD BE CONSTRUED TO IMPLY THAT THE INFORMATION HEREIN IS ACCURATE AS OF ANY OTHER DATE. THE COMPANY'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

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

THIS MEMORANDUM CONTAINS CERTAIN STATEMENTS, ESTIMATES AND FORECASTS WITH RESPECT TO FUTURE PERFORMANCE AND EVENTS. THESE STATEMENTS, ESTIMATES AND FORECASTS ARE "FORWARD-LOOKING STATEMENTS." ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS MEMORANDUM, INCLUDING STATEMENTS REGARDING FUTURE PERFORMANCE OF EVENTS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "INTEND," "ESTIMATE," "ANTICIPATE," "BELIEVE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALL SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON VARIOUS UNDERLYING ASSUMPTIONS AND EXPECTATIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS. AS A RESULT, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS MEMORANDUM WILL PROVE TO BE ACCURATE OR CORRECT. IN LIGHT OF THESE RISKS, UNCERTAINTIES AND ASSUMPTIONS, THE FUTURE PERFORMANCE OR EVENTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS IN THIS MEMORANDUM MIGHT NOT OCCUR. ACCORDINGLY, INVESTORS SHOULD NOT RELY UPON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

THE RIGHTS AND OBLIGATIONS OF INVESTORS IN THE SECURITIES AND THE OTHER PARTIES TO THE TRANSACTIONS DESCRIBED HEREIN ARE SET FORTH IN AND WILL BE GOVERNED BY CERTAIN DOCUMENTS DESCRIBED HEREIN. THIS MEMORANDUM CONTAINS SUMMARIES OF THOSE DOCUMENTS; HOWEVER, REFERENCE IS HEREBY MADE TO THE ACTUAL DOCUMENTS FOR A COMPLETE DESCRIPTION OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. ALL SUCH SUMMARIES INCLUDED IN THIS MEMORANDUM ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.

REFERENCES IN THIS MEMORANDUM TO "SEAWRIGHT HOLDINGS," "COMPANY," "WE," "OUR" AND "US" COLLECTIVELY REFER TO SEAWRIGHT HOLDINGS, INC. AND ITS PREDECESSORS AND SUBSIDIARIES, AND NOT TO ANY OF THE EXISTING SHAREHOLDERS.

                                TABLE OF CONTENTS

I.       SUMMARY OF THE OFFERING...............................................1

II.      RISK FACTORS..........................................................3

III.     USE OF PROCEEDS FROM THE SECURITIES OFFERING..........................6

IV.      THE COMPANY AND ITS BUSINESS..........................................6

V.       SELECTED FINANCIAL INFORMATION.......................................13

VI.      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
         RESULTS OF OPERATION.................................................13

VII.     MANAGEMENT AND COMPENSATION..........................................17

VIII.    CERTAIN TRANSACTIONS.................................................19

IX.      PRINCIPAL SHAREHOLDERS...............................................19

X.       DESCRIPTION OF THE CAPITAL STOCK OF THE COMPANY......................20


LIST OF EXHIBITS
----------------

Exhibit A:  Form of Subscription Agreement

Exhibit B:  Form of Warrant

Exhibit C:  Form of Convertible Note

Exhibit D:  State Securities Laws Disclosures

Exhibit E:  Annual Report on Form 10-KSB for the year ended December 31, 2003

Exhibit F:  Quarterly Report on Form 10-QSB for the quarterly period ended
            June 30, 2004


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

         THIS MEMORANDUM IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE EXHIBITS ATTACHED HERETO AND THE AGREEMENTS AND OTHER DOCUMENTS REFERENCED HEREIN WHICH ARE AVAILABLE TO PROSPECTIVE INVESTORS OR THEIR ADVISORS UPON REQUEST. PROSPECTIVE INVESTORS ARE ENCOURAGED TO REVIEW THIS MEMORANDUM AND ALL EXHIBITS IN THEIR ENTIRETY, TO ASK QUESTIONS OF THE COMPANY CONCERNING ITS BUSINESS, PROSPECTS AND THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM, THE EXHIBITS HERETO AND THE AGREEMENTS REFERENCED HEREIN. THIS MEMORANDUM AND THE EXHIBITS CONTAIN CERTAIN FORWARD LOOKING STATEMENTS WHICH ARE INTENDED TO BE SUBJECT TO SAFE HARBORS FOR SUCH STATEMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT").

                              SUITABILITY STANDARDS

         Investors who certify that they meet the definition of an "accredited investor" under Rule 501 of Regulation D may subscribe to Units hereunder. In general, individuals qualify as an accredited investor if they have individual income of $200,000 or joint income with their spouses of $300,000 in each of the most recent calendar years and expect to have income at least equal to these amounts in the current calendar year or have a net worth of at least $1,000,000. In addition, the Offering will be available to a limited number of non-accredited investors subject to the requirements of Rule 506 of Regulation D and the rules promulgated under the Securities Act upon the written consent of the Company. Complete definitions are provided in the Investor Questionnaire and Subscription Agreement (the "Subscription Agreement") distributed with this Memorandum.


I.       SUMMARY OF THE OFFERING


         The Company is offering up to 1,000 Units, through the Placement Agents and broker-dealers selected by the Placement Agents, at a price of $3,000 per Unit, in a limited offering to "accredited investors" as defined in Regulation D under the Securities Act and a limited number of non-accredited investors subject to the requirements of Rule 506 of Regulation D and the rules promulgated under the Securities Act. Each Unit consists of (a) 2,500 shares (each, a "Share") of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), (b) one $1,500.00 11% Convertible Promissory Note due 2009, Series A (a "Note") (maturing in September 1, 2009 and convertible into shares of Common Stock at an exchange rate of one share per $0.85 of principal and accrued and unpaid interest) and (c) a warrant (a "Warrant") to purchase 300 shares (each, a "Warrant Share") of Common Stock at an exercise price of $0.85 per Warrant Share which is exercisable for a period of five years from issuance. The aggregate price to purchase each Unit is $3,000. Fractional Units may be sold with the consent of the Placement Agent and the Company. The Shares, the Notes, the Warrants and the Warrant Shares are, collectively, referred to as "Securities."

         COMMON STOCK

         The Shares will be issued pursuant to the Subscription Agreement attached as EXHIBIT A hereto. Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefore. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional shares in the event of a subsequent offering. All outstanding shares of Common Stock are, and the shares offered hereby will be when issued, fully paid and non-assessable.

         Purchasers of Units and the Placement Agent will be entitled to "piggyback" registration rights pursuant to the form of registration rights agreement attached to the Subscription Agreement for Common Stock sold in a Unit and Common Stock issuable pursuant to the exercise of the Warrants and warrants issued to the Placement Agent in connection with this Offering.

         NOTES

         The Notes will be issued pursuant to the Subscription Agreement attached as EXHIBIT A hereto and in form of the Note attached as EXHIBIT C hereto and will be convertible into Common Stock at the rate of one Share per $0.85 of face value of the Notes. The Notes will be due September 1, 2009. The Notes may not be converted prior to the date six months after their issuance, and are subject to prepayment at face value after such date on thirty (30) days written notice to the holder. Until paid in full, the Company shall pay simple interest on a quarterly basis at the rate of eleven percent (11%) per annum. The other terms and conditions of the convertible debt are set forth in the form of Note.

         WARRANTS

         The Warrants will be issued pursuant to the Subscription Agreement attached as EXHIBIT A hereto and in the form of the Warrant attached as EXHIBIT F hereto. Warrants will be exercisable for one share of the Company's Common Stock at the exercise price of $0.85 per share. The Warrants shall expire five years from the date of issuance if not previously exercised. The Placement Agents will receive Warrants as additional compensation in connection with the Offering herewith. The other terms and conditions of the warrant are set forth in the form of Warrant.

II.      RISK FACTORS


         The Units offered hereby are highly speculative, illiquid, and subject to a high degree of risk and uncertainty, including but not limited to, the risk factors set forth below. Investment should only be made by those investors who can retain this investment for an indefinite period of time. In addition to the other information set forth in this Memorandum, investors must carefully consider the following information before purchasing the Units offered hereby.

RISKS OF THE COMPANY

         LIMITED OPERATING HISTORY; RECENT LOSSES; CAPITAL REQUIREMENTS. The Company has only been operating for a short time and has not yet achieved significant sales nor made a profit from operations. The Company anticipates that its operating expenses will be increasing for a variety of factors and this Offering will not generate sufficient cash to keep the Company solvent for an extended period unless alternative sources of funding are obtained. The Company has had negative cash flow since inception and expects to continue to have insufficient liquidity and cash resources until such time as its revenues increase substantially. There can be no assurance that the Company will be able to achieve, or maintain, profitable operations or positive cash flow at any time in the future. Even if the Offering hereunder is sold, additional funding will be required to expand the sales and marketing efforts also needed to generate the revenue levels projected. The Company may seek additional debt or equity financing through banks, other financial institutions, companies or individuals. No assurance can be give that the Company will be able to obtain any such additional financing, nor can it be assured that any such additional financing will be adequate to meet the Company's needs to remain a viable, going concern.

         MANAGEMENT OF GROWTH. The Company anticipates rapid growth in the future if this Offering is successful. This growth, if achieved, will place significant strains on the Company's financial, technical, managerial and other resources. Failure to effectively manage growth could have a severe adverse effect on the Company and its cash position.

         COMPETITIVE FACTORS. The industry in which the Company's products will be competing is highly competitive. There can be no assurance given that the Company will have the ability and capital to compete effectively in this environment.

         PRODUCT LIABILITY AND INSURANCE. Bottling, marketing and sale of the Company's products will entail risk of product liability to the Company. The Company does not now carry product liability insurance and may be unable to obtain adequate levels of insurance to protect itself from these potential liabilities even if it opts to seek such insurance in the future. The only form of insurance which the Company now carries is a general liability insurance policy intended to cover risks associated with injuries and damage to third parties when on Company property.

         CONTROL BY JOEL SENS/DEPENDENCE ON KEY PERSONNEL. Joel Sens will control approximately 46.2% of the Common Stock of the Company, based on current issued and outstanding Common Stock, sale of the 2,500,000 shares of Common Stock in the Offering and assuming exercise of the Warrants and the warrants issued to the Placement Agent in connection with this Offering (but no exercise of other issued and outstanding options and no converstion of preferred stock) and 50.6% of the Common Stock of the Company, based on current issued and outstanding Common Stock, sale of the 2,500,000 shares of Common Stock in the Offering and assuming exercise of the Warrants, the warrants issued to the Placement Agent in connection with this Offering and all other issued and outstanding options (but no converstion of preferred stock).

         Mr. Sens is also President and sole Director of the Company. Although he will expand the Board of Directors to include three members upon completion of this Offering, Mr. Sens as sole Director will fill the vacancies, and the board as so constituted will nominate subsequent candidates to the Board of Directors. In subsequent years, election of directors will be by the stockholders. Therefore, Mr. Sens will effectively control all affairs and policies of the Company after completion of this Offering.

         At present, Joel Sens is also the sole employee of the Company, and therefore the Company is dependent upon Mr. Sens with respect to the management and operations of the Company in all respects. If Mr. Sens is unable to devote substantial time and attention to the operations of the Company for whatever reason, the Company will be materially adversely affected.

         UNSPECIFIED USE OF PROCEEDS. The Company has not fully identified the particular uses of the proceeds of this Offering other than payment of a fee up to $300,000 to the Placement Agents and payment of other fees and expenses of this Offering. Investors will not have the opportunity to influence management's decision on expenditure of these proceeds, and must rely upon the ability of management to identify and make business decisions consistent with the Company's objectives, which may include entering into new lines of business that management has not yet identified.

         LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS. The Company limits its rights to recover from its officers and directors from their actions which damage the Company except if they act in bad faith. These limitations on the officer and director liability could result in the Company incurring costs to defend their actions and damages from their action which the Company can not recover and this could adversely affect the Company.

RISKS OF THE UNITS

         LEVERAGE AND DEBT SERVICE. Although the Company may use some of the proceeds to retire debt of the Company, the Company will remain highly leveraged after the Offering. Holders of the Notes will be relying upon revenues derived from the Company's operations, which cannot be assured, to pay the interest and retire the Notes. No sinking fund will be established, and cash flow from operations may be insufficient to make the required Note payments.

         ILLIQUIDITY AND LACK OF PUBLIC MARKET. No active public market is anticipated for the Shares, Warrant Shares or Notes.

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

         LIMITED TRANSFERABILITY OF THE UNITS. Transferability of the Shares, Warrant Shares, Notes and Warrants is restricted. The Units, therefore, must be considered a long-term investment. The Shares, Warrant Shares, Notes and Warrants may be sold, encumbered, or otherwise disposed of only if registered under the Act and under applicable state securities "blue sky" laws or pursuant to an exemption from such registration. Thus, the Company may require prior to any transfer of Shares, Warrant Shares, a Note or Warrant that the holder thereof or the proposed transferee obtain an opinion of counsel satisfactory to the Company to the effect that registration is not required.

         BEST EFFORTS OFFERING. No assurance can be given that the Offering will be subscribed to either in whole or in part. The Placement Agent has no obligation to purchase Units.

         CURRENT AND FUTURE DILUTION. Assuming conversion of the Notes into Common Stock, the holders of the Shares would experience a substantial dilution. Investors may be subject to further dilution if the Company sells additional shares of Common Stock in the future. The Company may also increase its stock option program for key employees and consultants, which would further dilute the position of investors hereunder.

         ARBITRARY OFFERING PRICE. The Unit price, the conversion feature, and the Warrant exercise price have been determined through negotiation between the Company and the Placement Agents. These values were selected arbitrarily and do not necessarily bear any relationship to the Company's asset value, net worth, earnings or any other established criterion of value.

         COMPLIANCE WITH SECURITIES LAWS. The Units are being offered in reliance upon exemptions from registration under the Act and applicable state laws. If an offer or sale occurs in violation of the Act or applicable state laws, it could have a severe negative impact on the Company and the investors.

OTHER RISK FACTORS

         The Company's Form 10-KSB filed with the SEC on March 30, 2004 and attached hereto as EXHIBIT E and Form 10-QSB filed with the SEC on August 13, 2004 and attached hereto as EXHIBIT F discuss additional risk factors and other matters which should be considered by a prospective investor. Prospective investors should not only review the Form 10-KSB as attached hereto in its entirety, but should review any amendments thereto or other filings under the Securities Exchange Act as filed by the Company in the future prior to investing in the Units.

         FUTURE FUNDING REQUIREMENTS AND GOING CONCERN. There are no assurances we will be successful in raising the funds required to operate our business. Within the next year further funds will be needed to meet our obligations under the purchase agreement for the Seawright Springs property as described below, and to fund improvements to that property and its initial operations. While we develop our new business strategy and seek further funding we plan to use funds generated from our spring water sales to fund our current level of operating activities. If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources such as through this Offering, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition. Our independent certified public accountants have stated in their report included in our December 31, 2003 Form 10-KSB, that we have incurred operating losses since our inception, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

         HISTORY OF LOSSES. We have a history of incurring losses from operations. As of June 30, 2004, we had an accumulated deficit of approximately $707,284. We anticipate that our operating expenses will increase substantially in the foreseeable future as we increase our sales and marketing activities. These activities may prove more expensive than we currently anticipate, and we may incur significant additional costs and expenses in connection with our business development activities. Such costs and expenses could prevent us from achieving or maintaining profitability in future periods. If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.


III.     USE OF PROCEEDS FROM THE SECURITIES OFFERING


         Net proceeds to us from the sale of the Units at the Offering price of $3,000 per Unit are estimated to be up to $3,000,000 prior to deducting offering expenses. We expect to use the net proceeds as follows:


Working Capital and Repayment of Existing Debt and
Liabilities                                                  $ 2,500,000
Fees and Expenses (including Placement Agent fees and
legal and accounting expenses)                               $   500,000

TOTAL                                                        $ 3,000,000
-----                                                        -----------

         The Company may use brokers, dealers, finders, investment bankers, venture capitalists or strategic partners to locate investors. In such event, an engagement, success or finder's fee or commission may be paid. An estimate of those fees and commissions are included in the "fees and expenses" caption above. We anticipate that such fees will equal ten (10%) of the proceeds from the sale of the Securities.


IV.      THE COMPANY AND ITS BUSINESS


         THE FOLLOWING IS A BRIEF DESCRIPTION OF THE COMPANY AND ITS BUSINESS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION SET FORTH IN THE COMPANY'S FORM 10-KSB ATTACHED HERETO AS EXHIBIT C. POTENTIAL INVESTORS SHOULD REVIEW THE COMPANY'S FORM 10-KSB IN ITS ENTIRETY PRIOR TO SUBSCRIBING TO PURCHASE ANY UNITS.

         The Company was formerly known as "Pre-Settlement Funding Corporation" and was formed on October 14, 1999 under the laws of the state of Delaware. We changed the name from Pre-Settlement Funding Corporation to "Seawright Holdings, Inc." on September 26th, 2003. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7").

         Our principal executive offices are located at 600 Cameron Street, Alexandria, Virginia. The Company uses these facilities on a pay-as-needed basis, which includes phone answering service and mail collection. The Company believes that the current facilities are suitable for its current needs.

         In October 2003, the Company acquired real property enabling it to enter a business involving spring water bottling and sale. The property acquired is located in Mt. Sidney in the Shenandoah Valley area of Virginia. The spring has a flow in excess of 1 million gallons of water daily.

         The main focus of the Company's current operations is the establishment of a business selling spring water from the company's property. The Company may pursue other business opportunities as it sees appropriate.

         BUSINESS STRATEGY

         The Company's business plan is to sell its spring water to other bottlers, and it may enter into co-packing arrangements whereby other bottlers will bottle Seawright Springs water under their name or under private labeling agreements with other retailers or distributors. Private label bottled water is Seawright Springs water bottled under another company's brand name.

         Selling to the private labeled bottled water market will allow the Company to sell our water without the expense of an advertising budget that is required to establish brand recognition and market identity.

         In its initial operations, the Company will focus on bulk water sales. Bulk water sales are achieved by the arrival of a tanker at the Company spring site. The buyer loads the water at the spring site and takes it to the bottling and packaging facility used by the private label bottler. The company intends to install a state of the art bulk water loading facility and is in the discussion stage with surveyors and contractors.

         The Company currently does not have its own bottling and packaging facilities. Should the Company sell water under the Seawright Springs label it will do so by using outside bottling and packaging facilities. Currently there are no plans to build bottling and packaging facilities.

            BOTTLED WATER MARKET OVERVIEW

            According to the Beverage World Beverage Databank for 2002, the multiple beverage market accounted for retail revenue of $205.10 billion in 2001, an increase from $199.67 billion from 2000, an increase of 2.7%.

            Soft drinks account for nearly 50% of annual beverage gallonage, with 15.41 billion gallons purchased in 2001, with a retail sales value of $55.94 billion. However, bottled water, which falls into the category of "alternative beverages," has grown significantly in recent years, and in particular there is strong demand for products that contain spring water.

            In 2002, United States bottled water wholesale dollar sales rose 12.3% over 2001 sales to $7.7 billion for 5.95 billion gallonage. In 2001, bottled water accounted for $6.9 billion dollars for 5.4 billion gallonage. Sales of bottled water had doubled from 1.56 billion gallons in 1987 to 3.12 billion gallons in 1996 ($4.3 billion in sales).

                  Gallonage Total          Total $
                  Billions                 billions
                                         (wholesale)

                  2000 - 4.9                 5.8
                  2001 - 5.37                6.8
                  2002 - 5.95                7.72

                  Source - Beverage Marketing Corporation

            According to the Beverage Marketing Corporation, in 2002 54.2% of the Bottled Water market was sold by the top ten brands in the United States, leaving 45.8% of the market available to other brands, smaller companies, and private label brands.

            The bottled water market comprises three major segments: still or non-sparkling, sparkling, and imported water. Seawright Springs water could be used in both sparkling and non-sparkling applications.

            - Non-sparkling or still water contains no carbonation and is consumed as an alternative to tap water.

            - Sparkling water contains either natural or artificial carbonation and is positioned to compete in the broad refreshment beverage field.

            - Imported water, which includes both sparkling and non-sparkling water produced and bottled outside the U.S., is targeted to image-conscious consumers.

            PLAN OF OPERATION

            The Company is still in the development stage and has generated no revenue from continuing operations. In 2003, we purchased land and spring located in Mt. Sidney in the Shenandoah Valley area of Virginia. The spring has a flow in excess of 1 million gallons of water daily.

            The further development of this business will include, but not be limited to, developing marketing materials, renting additional office space, and interviewing and hiring administrative, marketing and maintenance personnel. We may experience fluctuations in operating results in future periods due to a variety of factors including, but not limited to, market acceptance of our product, our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully integrate prospective asset acquisitions to our existing business operation, delays or errors in our ability to upgrade and develop our systems and infrastructure in a timely and effective manner, technical difficulties, system downtime or utility brownouts, our ability to attract customers at a steady rate and maintain customer satisfaction, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances, the number of products offered by the Company, and general economic conditions particular to the beverage market and specifically the spring water industry.

            For the period from our inception to date, we have:

                  - Formed our company and established our initial structure

                  - Sought and pursued investment opportunities

                  - Reviewed and analyzed the potential market for Spring water

                  - Purchased the Seawright Springs property and procured the necessary financing in the form of Preferred Stock to cover the initial purchase costs

                  - Performed required testing of water quality at the Spring site

                  - Initiated development of a web site as part of our marketing strategy

                  - Entered into a commission agreement with one sales source

            The market for bottled non-carbonated water, which will be the most significant for the Company, has been consistently growing at nearly 30% per annum from 1996 through 2000. Still water now comprises over 92% of all of the bottled water gallonage sold in the United States, with sparkling water accounting for the remaining 8%.

            GEOGRAPHIC MARKETS AND DISTRIBUTION CHANNELS

            Nationally, bottled water accounts for 12.2% of all beverages consumed in the United States. Water is sold through various channels, including:

                  1. Home Delivery (1 to 5 gallon bottles)

                  2. Commercial and Office Delivery (1 to 5 gallon bottles)

                  3. Off Premise Retail (supermarkets, convenience stores, and drug stores)

                  4. On-Premise Retail (restaurants)

                  5. Vending Machines

                  6. Institutional Usage (hospitals, schools)

                  7. Bulk Sales (Domestic and International sales of potable water)

            BOTTLED WATER CLASSIFICATIONS AND DEFINITIONS

            Seawright Springs water qualifies as a natural spring water. It is also a mineral water containing 300 parts per million (ppm) total dissolved solids (TDS).

            BOTTLED WATER means water that is intended for human consumption and that is sealed in bottles or other containers with no added ingredients except that it may optionally contain safe and suitable anti-microbial agents. Fluoride may be optionally added within the limitations established in federal regulations, 21 CFR Section 165.110(b)(4)(ii). Firms may manufacture non-standardized bottled water products with ingredients such as minerals for flavor. The common or usual name of the resultant product must reflect these additions. Bottled water may be used as an ingredient in beverages (e.g., diluted juices, flavored bottled waters). It does not include those food ingredients that are declared in ingredient labeling as "water," "carbonated water," "disinfected water," "filtered water," "seltzer water," "soda water," "sparkling water," and "tonic water."

            NATURAL WATER means bottled spring, mineral, artesian, or well water which is derived from an underground formation or water from surface water that only requires minimal processing, is not derived from a municipal system or public water supply, and is unmodified except for limited treatment (e.g., filtration, ozonation or equivalent disinfection process).

            SPRING WATER means water derived from an underground formation from which water flows naturally to the surface of the earth. Spring water must comply with the FDA standard of identity in federal regulation 21 CFR 165.110(a)(2)(vi). Spring water must be collected only at the spring or through a borehole tapping the underground formation feeding the spring. There must be a natural force causing the water to flow to the surface through a natural orifice. The location of the spring must be identified, and such identification must be maintained in the company's records. Spring water collected with the use of an external force may be from the same underground striation as the spring, as shown by a measurable hydraulicconnection using a hydro-geologically valid method between the bore hole and the natural spring, and must have all the physical properties, before treatment, and be of the same composition and quality, as the water that flows naturally to the surface of the earth. If spring water is collected with the use of an external force, water must continue to flow naturally to the surface of the earth through the spring's natural orifice.

            MINERAL WATER is distinguished from other types of water by its constant level and relative proportions of minerals and trace elements at the point of emergence from the source, due account being taken of the cycles of natural fluctuations. No minerals may be added to this water.

            SPARKLING BOTTLED WATER means bottled water that, after treatment and possible replacement of carbon dioxide, contains the same amount of carbon dioxide that it had at the emergence from the source. Manufacturers may add carbonation to previously non-carbonated bottled water products and label such water appropriately (e.g., sparkling spring water).

            DRINKING WATER means water that is intended for human consumption and that is sealed in bottles or other containers with no added ingredients except that it may optionally contain safe and suitable anti-microbial agents. Fluoride may be optionally added within the limitations established in federal regulation 21 CFR Section 165.110(b)(4)(ii). Firms may manufacture non-standardized drinking water products with ingredients such as minerals for flavor. The common or usual name of the resultant product must reflect these additions. Drinking water may be used as an ingredient in beverages (e.g., diluted juices, flavored bottled waters). It does not include those food ingredients that are declared in ingredient labeling as "water," "carbonated water," "disinfected water," "filtered water," "seltzer water," "soda water," "sparkling water," and "tonic water."

            WELL WATER or "ARTESIAN" means bottled water from a well tapping a confined aquifer in which the water level stands at some height above the top of the aquifer. Artesian water may be collected with the assistance of external force to enhance the natural underground pressure.

            GROUND WATER means water from a subsurface saturated zone that is under a pressure equal to or greater than atmospheric pressure. Ground water must not be under the direct influence of surface water.

            PURIFIED WATER means bottled water produced by distillation, de-ionization, reverse osmosis, or other suitable process and that meets the definition of purified water.

            WELL WATER means water from a hole bored, drilled, or otherwise constructed in the ground which taps the water of an aquifer.

            COMPETITION

            The beverage industry, and in particular, the bottled water industry, is extremely competitive and seasonal. Depending upon the method of entry and plan of action a particular company chooses to employ, it is generally very costly to achieve market penetration and expansion. Our intended initial focus on bulk sales of spring water is a relatively low cost plan of action. The leaders in the United Sates bottled water business, based on total estimated sales (at wholesale), according to Beverage Marketing Corporation are:

                                          Market Share as a % of Total
                                            Estimated Wholesale Sales

                                         2002                        2001

                 Aquafina                10.8%                        9.4%
                 Dasani                   9.9%                        8.2%
                 Poland Spring            8.0%                        7.9%
                 Arrowhead                5.9%                        5.8%
                 Sparkletts               4.2%                        5.3%
                 Deer Park                4.0%                        3.6%
                 Crystal Geyser           3.5%                        3.4%
                 Ozarka                   2.7%                        2.7%
                 Zephyrhills              2.6%                        2.7%
                 Evian                    2.5%                        3.1%
                 Subtotal                54.2%                       52.0%
                 All Others              45.8%                       48.0%
                 TOTAL                  100.0%                      100.0%


            The Company's initial marketing strategy is targeted primarily to build awareness of the Company's natural spring water to private label bottlers. The Company intends to compete by selective advertising and direct contact with potential purchasers. The Company will contract with commission-only sales sources to facilitate sales. To date the company has undertaken one such contract.

            The one contract we have secured to date is with Spring Tree Farm Group Inc., a company based in Potomac, Maryland. Under the contract, Spring Tree is obligated to purchase or pay for (even if not removed from the Spring) a certain minimum amount of water per day for five years. We expect this contract to yield approximately $180,000 in annual revenue. Nevertheless, because Spring Tree has not begun fulfillment of the contract for which it has contracted to purchase our water, the Company has waived compliance with the contract's "take-or-pay" purchase obligations. We expect, though we have no legal obligation to do so, to continue to forebear from enforcing the "take-or-pay" obligation in the agreement until such time as Spring Tree begins to haul water from the Spring.

V.       SELECTED FINANCIAL INFORMATION

         The following is a summary of financial information for the three and six months ended June 30, 2004:


                                                                                                               For the
                                                                                                              period from
                                                                                                              October 14,
                                                                                                             1999 (date of
                                                                                                               inception)
                                  FOR THE THREE MONTHS ENDED JUNE 30,   FOR THE SIX MONTHS ENDED JUNE 30,       through
                                      2004                  2003              2004                 2003       JUNE 30, 2004
                                      ----                  ----              ----                 ----       -------------
Revenue:                         $         --           $        --      $         --          $        --     $      --

Net (loss)                       $    (77,203)          $   (14,725)     $   (140,596)         $   (33,800)    $(707,284)
                                 =============          ============     =============         ============    ==========
Losses per common share
(basic and assuming
dilution)                        $      (0.02)          $     (0.00)     $      (0.03)         $     (0.01)
                                 =============          ============     =============         ============


                                          JUNE 30, 2004       DECEMBER 31, 2003
                                          -------------       -----------------
Cash and cash equivalents                   $       411         $        --
Working capital (deficit)                      (708,851)           (710,172)
Total assets                                  1,013,774           1,012,780
Long-term debt                                  400,000             400,000
(Deficiency in) stockholders' equity            (95,488)            (97,392)


VI. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION


            PLAN OF OPERATION

            In the previous year ended December 31, 2003, we entered a business involving the sale of bulk spring water. We purchased a property with a suitable source of water for the sum of $1 million. We are still in the development stage and have yet to recognize any income from this business line. We are currently identifying customers and plan to begin selling water in the third or fourth quarter of 2004.

            We discontinued our previous operations involving funding of personal injury cases.

            As part of our reorganization of our business and to better reflect our current activities and plan of operations, the company name was changed from Pre-Settlement Funding Corporation to Seawright Holdings, Inc.

            Our business plan is to sell our spring water to other bottlers, and we may enter into co-packing arrangements whereby other bottlers will bottle Seawright Springs water under private labeling agreements with other retailers or distributors. Private label bottled water is Seawright Springs water bottled under another company's brand name.

            Selling to the private labeled bottled water market will allow us to sell our water without the expense of an advertising budget that is required to establish brand recognition and market identity.

            In our initial operations, we will focus on bulk water sales. Bulk water sales are achieved by the arrival of a tanker at our spring site. The buyer loads the water at the spring site and takes it to the bottling and packaging facility used by the private label bottler. We intend to construct a state of the art bulk water loading facility, beginning in the fourth quarter of 2004.

            We currently do not have our own bottling and packaging facilities. Should we sell water under the Seawright label we will do so by using outside bottling and packaging facilities. Currently there are no plans to build bottling and packaging facilities.

            COMPARISON OF FINANCIAL RESULTS

            FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002:

            REVENUES

            We have generated no revenues from continuing operations from inception. During the year ended December 31, 2003, the Company generated $1,625 from the discontinued settlement business compared to $9,226 in 2002, and $16,901 from inception. We anticipate sales of spring water commencing in the second half of 2004.

            COSTS AND EXPENSES

            From our inception through December 31, 2003, we have incurred losses of $566,688. These expenses were associated principally with stock issuances to our founders, legal, consulting and accounting fees and costs in connection with the development of our business plan, market research, and the preparation of our registration statement.

            The Company incurred operating expenses of $224,604 during the year ended December 31, 2003 as compared to $366,826 of expenses in 2002. The costs in 2002 were higher due to the Company incurring higher legal, consulting, and accounting fees and costs in connection with the development of the Company's business plan, market research, and the preparation of the Company's Registration Statement. During the year ended December 31, 2003, the Company was released from its obligations to a former employee and several creditors for unpaid accrued salaries and liabilities of approximately $747,000. The Company recognized $740,000 of other income in connection with extinguishment of debt.

            The 2003 expenses are composed principally of accrued salary for the company's sole employee, accounting fees, interest on notes and loans, consulting fees associated with acquisition of land and spring, and legal fees associated with the administration of the corporate entity. There are no significant costs associated with the discontinued pre-settlement funding business.

LIQUIDITY AND CAPITAL RESOURCES

            As of December 31, 2003, we had a working capital deficit of $710,171. Of this, $415,000 represents the current portion of notes payable related to our acquisition of the Spring property and notes due to Joel Sens and Stafford Street Capital, an investment company owned by Mr. Sens. An additional $148,547 represents accounts payable and accrued liabilities including accrued interest on the notes. A further $121,936 relates to shareholder advances. As a result of our operating losses from our inception through December 31, 2003, we generated a cash flow deficit of $344,157 from operating activities.

            We met our cash requirements during this period through issuance of capital notes of $139,000 and notes payable of $115,000, issuance of $275,000 of Series A Convertible Preferred Stock, and $121,936 cash advances from shareholders, net of repayments.

            We also issued a promissory note for $700,000 in connection with the acquisition of the spring and surrounding land in October 2003. The loan is secured by the real property and guaranteed by the Company's President.

            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2004 VERSUS THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2003:

            REVENUES

            No revenues have yet been generated from the Spring. We plan to begin making sales commencing in the second half of 2004.

            COSTS AND EXPENSES

            From our inception through June 30, 2004, we have incurred expenses of $1,421,788. Of these expenses, $747,103 was accrued but released from the creditors in agreements during the year ended December 31, 2003. The expenses incurred were associated principally with stock issuances to our founders, legal, consulting and accounting fees and costs in connection with the development of our business plan, market research, and the preparation of our registration statement as well as the accrual of salary to our director. In the quarter ended June 30, 2004, operating expenses were $59,490, and interest expenses were $17,714. In the six months ended June 30, 2004, operating expenses amounted $105,879, and interest expenses amounted to $34,717. The expenses and interests were incurred in connection with the establishment of our spring water business including consulting and engineering services, testing and spring maintenance and costs associated with the administration and overhead of our business such as accounting, legal and office expenses.

            LIQUIDITY AND CAPITAL RESOURCES

            As of June 30, 2004, we had a working capital deficit of $708,851. As a result of our operating losses from our inception through June 30, 2004, we generated a cash flow deficit of $488,480 from operating activities. We met our cash requirements during the six months ended June 30, 2004 through $153,500 of proceeds from the issuance of common stock and approximately $91,800 in advances from our principal shareholder. In respect of the common stock issuances, in April 2004, 300,000 shares were issued for $90,000. We also issued 160,000 shares of common stock to a shareholder in exchange for previously issued stock options exercised at $.5625 per share. In exchange for the shares, the holder of the option paid $63,500 in cash, and tendered 5,000 shares of our previously issued Series A preferred stock valued at $5 per share. Our accounts payable and accrued liabilities of approximately $181,000, is composed predominantly of liabilities to our consultants and vendors associated with the Spring, our accountants and lawyers, and accrued payroll, representing liabilities to our remaining employee.

            While we have raised the capital necessary to meet our working capital and financing needs in the past, additional financing is required if we are to grow alternative business interests and fund the transactions and business we have currently contracted for.

            OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE STATED IN THEIR REPORT INCLUDED IN OUR DECEMBER 31, 2003 FORM 10-KSB, THAT WE HAVE INCURRED OPERATING LOSSES SINCE ITS INCEPTION, AND THAT WE ARE DEPENDENT UPON MANAGEMENT'S ABILITY TO DEVELOP PROFITABLE OPERATIONS. THESE FACTORS AMONG OTHERS MAY RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

            PURCHASE OF SEAWRIGHT SPRINGS

            In October 2003, we took title to the property known as Seawright Springs in Mt. Sidney, Virginia for $1 million and a $50,000 assignment fee. Stafford Street Capital LLC, a business entirely owned by our principal shareholder Joel P. Sens, contracted to purchase the property in June, 2003 and assigned all its interests in the contract in October 2003 to Seawright Springs LLC, an entity wholly owned by Seawright Holdings Inc. There was a payment of $300,000 immediately due on settlement, with a further $700,000 subject to a Promissory Note carrying a rate of 6% per annum. Under the terms of the note, $100,000 plus interest was re-paid in April 2004, and $200,000 plus interest will be due in October 2004. An additional $162,500 plus interest will be due in October 2006, and the remaining principal of $237,500 and interest will be due in October 2008, the fifth anniversary of the acquisition. A note was issued in respect of the $50,000 assignor fee to Stafford Street Capital. A further Promissory Note was issued in October 2003 to Joel P Sens, for $65,000 with interest accruing at a rate of 10% per annum and payable in October 2004. Proceeds from the Joel Sens note and the Series A Convertible Preferred Stock described below were used to meet the immediate liability under the purchase agreement for Seawright Springs.

            SERIES A CONVERTIBLE PREFERRED SHARES

            In October 2003, 55,000 Series A Convertible Preferred shares were issued and proceeds of $275,000 received. The shares are convertible into common stock at the option of the holder at a ratio of ten shares of Common Stock for each Preferred Share if converted before the first anniversary of the original issue date and at a ratio of five shares of Common Stock for each Preferred Share if conversion is made after the first anniversary but before the second anniversary.

            The preferred series may be redeemed for cash at the option of the Company any time after the first anniversary of the original issue date but before the second anniversary. The preferred shareholders shall be entitled to cumulative dividends when, as and if declared by the board at a per share rate of 10% per annum of the original issue price. At the option of the preferred shareholder, accrued and unpaid cumulative dividends may be applied to the purchase of additional shares of Common Stock upon conversion of the Preferred Shares to Common Stock. In the event of a liquidation of our Company, the Preferred Shares rank higher than the Common Stock in determining the distribution of assets and surplus funds. In the quarter ended June 30, 2004, five thousand Series A Convertible Preferred Shares were cancelled as partial payment for exercise of stock options in exchange for Common Stock.

            There are no assurances we will be successful in raising the funds required to operate our business. Within the next year further funds will be needed to meet our obligations under the purchase agreement for the Seawright Springs property as described above, and to fund improvements to that property and its initial operations.

            Failure to generate sufficient liquidity from operations or to raise sufficient capital resources on terms acceptable to us will have a material adverse effect on our business, results of operations, liquidity and financial condition.


VII.        MANAGEMENT AND COMPENSATION


            Mr. Joel Sens (age 39) is the only employee of the Company and current President and CEO, and has been a Director since inception. Mr. Sens is an entrepreneur who, from March 1997, was a founder and principal shareholder of Next Generation Media Corp., a publicly held media holding company. From January 1994 through March 1997, Mr. Sens acted as a consultant specializing in barter transactions and engaged in financial transactions involving the purchase and sale of newspaper companies, radio stations, and barter companies.

            On February 29, 1996, Mr. Sens pled guilty in the federal court for the Eastern District of Virginia to one count of failing to disclose the existence of an asset worth approximately $7,000 on a statement of assets filed in a personal bankruptcy case that had been subsequently voluntarily dismissed by Mr. Sens. Mr. Sens received one year of probation and a fine of $1,000.

            During 2003, previous compensation agreements were renegotiated such that only Mr. Joel Sens is expected to receive compensation totaling $90,000 in respect of his services during the last three fiscal years. This has been recorded by the Company but not paid. There have been no other awards or stock based compensations in the last three fiscal years.

            In October 2000 the Company entered into employment agreements with our former President, Mr. Darryl Reed, as well as Mr. Sens, which provided for payment of $140,000 annually to each of them. These agreements were renegotiated during 2003 such that no compensation is due to Mr. Reed and, other than the $90,000 described above due to Mr. Sens, has been recorded.

            Under the October 2000 employment agreement with Mr. Sens, the Company issued to Mr. Sens 3,000,000 shares of common stock as founder, at a price of $0.001 per share.

            The Company also issued to Mr. Sens, pursuant to the October 2000 Employment Agreement, stock options to purchase 1,500,000 shares of common stock, granted as follows:

                        - 400,000 to purchase common stock at $.50 per share,
                        - 300,000 to purchase common stock at $1.00 per share,
                        - 300,000 to purchase common stock at $1.75 per share,
                        - 500,000 to purchase common stock at $2.00 per share.

            Mr. Sens has not exercised any of the options granted pursuant to his employment agreements. These options will expire on October 26, 2010. Stock options previously issued to Mr. Darryl Reed were cancelled in an agreement dated September 2003.

            Upon completion of the Offering, Mr. Sens, as sole director, intends to vote to amend the bylaws of the Company to expand the Board of Directors to include three members. Mr. Sens, as sole Director, intends to appoint the following two individuals to fill the vacancies created by this action:

           JEFFREY SENS (age 39) currently holds a senior operations position in the FedEx Ground Division of FedEx Corp. He has held this position since 2001. >From 1997 to 2001, Mr. Sens was Vice President of Operations for Top Driver Inc., a national driver training products and services company and Ford Motor Company Partnership. Prior to working at Top Driver Inc., Mr. Sens held a variety of senior operations management positions with prominent consumer products companies such as Sara Lee Corp. (1995-1997) and President International Corp. (1992-1995). Mr. Sens has a Bachelor of Science in Industrial Engineering from the University of Toledo and an MBA from Clemson University. Mr. Sens is the brother of Joel Sens.

           RONALD L. ATTKISSON (age 56) is President, Chief Executive Officer and a Founder of Jones, Byrd and Attkisson which is an NASD registered Broker Dealer Firm based in Atlanta, Georgia. Prior to Jones, Byrd and Attkisson, Mr. Attkisson has worked in the investment banking and brokerage business since 1977 with the national and regional firms Reynolds Securities, The Robinson-Humphrey Company, Interstate Securities, Johnson, Lane, Space, Smith & Company and Attkisson & Associates. Prior to the securities industry, Mr. Attkisson worked for the North Carolina Department of Human Resources. Mr. Attkisson graduated from the University of North Carolina at Chapel Hill in 1970.

VIII.       CERTAIN TRANSACTIONS


            Except as set forth below, during the past two years, there has not been any transaction that has occurred between the Company and its officers, directors, or five percent or greater shareholders.

            Included in accounts payable and accrued liabilities are $90,000 at June 30, 2004 for unpaid salaries for officers of the Company.

            The President and principal shareholder, Joel Sens, has advanced cash, and the Company has issued notes to Joel Sens for a total of approximately $328,000 at June 30, 2004. The advances include two promissory: one for $50,000 to Stafford Street Capital, an investment company owned by Joel Sens at an interest rate of 7% per annum, and one for $65,000 to Joel Sens at an interest rate of 10% per annum.

            Mr. Sens is engaged in other businesses, either individually or through partnerships and corporations in which he has an interest, holds office, or serves on a board of directors. As a result, certain conflicts of interest may arise between the Company and Mr. Sens. The Company and Mr. Sens will attempt to resolve such conflicts of interest in favor of the Company.


IX.         PRINCIPAL SHAREHOLDERS


            The following table sets forth information regarding the beneficial ownership of shares of the Common Stock as of June 30, 2004 (issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than ten percent of the outstanding common stock; and (ii) all directors and executive officers of the Company as a group:


Title of                          Name and Address                             Amount of       Percent of
Class                             of Beneficial Owner(1)                       Beneficial      Class (3)
                                                                               Ownership (2)

Common Stock                      Joel Sens,                                    4,267,000(3)         73.2%
                                  600 Cameron Street
                                  Alexandria VA 22314

Common Stock                      Theodore Kanakis                              1,099,500            18.87%
                                  1160 N. Quincy Street #408
                                  Arlington VA 22201

(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) Other than as footnoted below, none of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations. The amount owned is based on issued common stock, as well as stock options that are currently exercisable.

(3) Not included within this amount are stock options for Mr. Joel Sens in an amount of 1,500,000 options granted, with 400,000 to purchase Common Stock at $.50 per share, 300,000 to purchase Common Stock at $1.00 per share, 300,000 to purchase Common Stock at $1.75 per share, 500,000 to purchase Common Stock at $2.00 per share.


X.       DESCRIPTION OF THE CAPITAL STOCK OF THE COMPANY


         The Company has authorized 100,000 shares of preferred stock, with a par value of $.001 per share. The Company has designated 60,000 of its preferred stock as Series A Convertible Preferred Stock. As of June 30, 2004, the Company had 50,000 shares of Series A Convertible Preferred Stock issued and outstanding. The Company has authorized 19,900,000 shares of Common Stock, with a par value of $.001 per share. As of June 30, 2004, there were 5,828,000 shares of Common Stock issued and outstanding.

         In March 2000, the Company issued $124,000 of notes payable convertible into common stock at a price equal to $.50 per share. As of December 31, 2000, the holders of the notes payable elected to convert $52,000 of the notes, net of costs, in exchange for 104,000 shares of Common Stock.

         In January 2001, the holders of the $72,000 of convertible Notes Payable, exercised their rights to convert the unpaid principal to 144,000 shares of Common Stock at the conversion price of $.50 per share.

         In January 2001, $15,000 of convertible notes payable were issued and converted to 30,000 shares of Common Stock.

         In January 2001, the Company issued 5,000,000 shares of Common Stock to the Company's founders in exchange for services provided to the Company from its inception. The Company valued the shares issued at $.001 per share, which approximated the fair value of the services rendered. The compensation costs of $5,020 were charged to income during the year ended December 31, 2001.

         In January 2001, the Company issued 90,000 shares of Common Stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $ .50 per share, which approximated the fair value of the shares issued during the period the services were rendered. The compensation costs of $45,000 were charged to income during the year ended December 31, 2001.

         During the year ended December 31, 2003, the Company authorized the issuance of 60,000 shares of Preferred Stock. As of December 31, 2003 the Company issued 55,000 shares of Preferred Stock in exchange for $275,000.

         Preferred Stock is convertible into Common Stock at the option of the holder at a ratio of ten (10) shares of Common Stock for each share of Preferred Stock if converted before the first anniversary of the original issue date and at a ratio of five (5) shares of Common Stock for each share of Preferred Stock if conversion is made after the first anniversary but before the second anniversary. Preferred Stock may be redeemed for cash at the option of the Company any time after the first anniversary of the original issue date but before the second anniversary. The holders of Preferred Stock shall be entitled to cumulative dividends when, as and if declared by the Company's Board of Directors at a per share rate of 10% per annum of the original issue price. At the option of the holders of Preferred Stock, accrued and unpaid cumulative dividends may be applied to the purchase of additional shares of Common Stock upon conversion of the shares of Preferred Stock to shares of Common Stock.

         In April 2004, the Company issued 160,000 shares of its common stock to an existing Company shareholder in exchange for previously issued stock options exercised at $.5625 per share, or a total of $90,000. In exchange for the shares, the holder of the option paid $63,500 in cash, and tendered 5,000 shares of the Company's previously issued Series A preferred stock valued at $ 5 per share. The preferred shares were subsequently canceled by the Company. The remaining balance of $1,500 was accounted for as financing costs and was charged to operations during the period ended June 30, 2004.

         In April 2004, the Company issued 300,000 shares of its restricted common stock to an investor in exchange for $90,000 of proceeds, net of costs and fees.

         OPTIONS OUTSTANDING

         The following table summarizes the changes in options outstanding and the related prices for the shares of Common Stock issued to the Company's employees and consultants. These options were granted in lieu of cash compensation for services performed.


                              OPTIONS OUTSTANDING                                  OPTIONS EXERCISABLE
                              -------------------                                  -------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
              $1.25      1,500,000                    6.33          $ 1.25     1,500,000          $ 1.25
              $0.56        677,500                    2.50          $ 0.56       837,500          $ 0.56
                         ---------                                  ------     ---------          ------
                         2,177,500                                  $ 1.04     2,337,500          $ 1.04
                         =========                                  ======     =========          ======

Transactions involving options issued to employees and consultants summarized as follows:

                                                                         Weighted Average
                                                Number of Shares         Price Per Share
                                                ----------------         ---------------
       Outstanding at January 1, 2002                  3,020,000                 $  1.25
          Granted                                              -                       -
          Exercised                                            -                       -
          Canceled or expired                         (1,500,000)                      -
                                                     ------------                --------
       Outstanding at December 31, 2002                1,520,000                    1.25
          Granted                                        837,500                    0.56
          Exercised                                            -                       -
          Canceled or expired                            (20,000)                      -
                                                     ------------                --------
       Outstanding at December 31, 2003                2,337,500                 $  1.00
                                                     ============                ========
          Granted                                              -                       -
          Exercised                                     (160,000)                   0.56
          Canceled or expired                                  -                       -
                                                     ------------                --------
       Outstanding at June 30, 2004                    2,177,500                 $  1.04
                                                     ============                ========

LIST OF EXHIBITS
----------------

Exhibit A: Form of Subscription Agreement

Exhibit B: Form of Warrant

Exhibit C: Form of Convertible Note

Exhibit D: State Securities Laws Disclosures

Exhibit E: Annual Report on Form 10-KSB for the year ended December 31, 2003

Exhibit F: Quarterly Report on Form 10-QSB for the quarterly period ended
           June 30, 2004

                                    EXHIBIT A

                            SEAWRIGHT HOLDINGS, INC.

                             INVESTOR QUESTIONNAIRE
                                       AND
                             SUBSCRIPTION AGREEMENT


     This Investor Questionnaire and Subscription Agreement is to be completed by all Investors seeking to the purchase shares (the `Shares") of common stock, par value $0.001 per share ("Common Stock") of Seawright Holdings, Inc., a Delaware corporation (the "Company"), 11% Convertible Note Promissory Note Due 2009, Series A convertible into Common Stock of the Company at the rate of one share of Common Stock per $0.85 of accrued unpaid interest on and principal of such Note (the "Note") and warrants exercisable for shares of Common Stock of the Company (the "Warrants"). The Shares, Notes and Warrants are being sold as "Units" with each Unit consisting of (a) 2,500 Shares at $0.60 per Share (b) one $1,500.00 Note and (c) one Warrant to purchase 300 shares of Common Stock at an exercise price of $0.85 per Warrant. The purchase price per Unit is $3,000.

     The following information is needed in order to determine (i) whether an investment in the Units is a suitable investment for the Investor, (ii) to ensure compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and state securities laws and (iii) to determine whether the undersigned is an accredited investor. The undersigned understands that the Company will rely upon the information contained herein for purposes of such determination.

     The undersigned also understands and agrees that, although the Company will use its best efforts to keep the information provided in the answers to this Investor Questionnaire and Subscription Agreement strictly confidential, the Company may present this questionnaire, and the information provided in answers to it, to such parties as it deems advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of a private placement or if the contents hereof are relevant to any issue in any investigation, action, suit or proceeding to which the company is a party or by which it is or may be bound or as otherwise required to be disclosed pursuant to federal and state Securities laws.

     IF THE ANSWER TO ANY QUESTIONS BELOW IS "NONE" OR "NOT APPLICABLE," PLEASE SO INDICATE. IF YOU HAVE ANY QUESTIONS CONCERNING THE DEFINITIONS OR STATUTORY REFERENCES USED IN THIS INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT, PLEASE CONTACT MR. RONALD ATTKISSON (TELEPHONE 770-431-6200) AT JONES, BYRD & ATTKISSON.

                             I. INDIVIDUAL INVESTORS
                                --------------------
            (Investors other than Individuals should turn to Page 4)


1.   Personal.

     Name _____________________________________________________________
           (Exact name as it should appear on stock certificate)

     Additional Investor (i.e., joint tenant, tenant in common, community property holder)

     Residence Address ________________________________________________
     Home Telephone  __________________________________________________
     Date of Birth ____________________________________________________
     Social Security Number  __________________________________________
     Employer _________________________________________________________
     Business Address  ________________________________________________
     Business Telephone  ______________________________________________
     Occupation  ______________________________________________________
     Citizenship  _____________________________________________________

2.   Joint Ownership.

     Complete for Tenants in Common, Joint Tenants and Community Property held in two names ONLY if the information differs from that given above:

     Residence Address ________________________________________________
     Home Telephone  __________________________________________________
     Date of Birth ____________________________________________________
     Social Security Number  __________________________________________
     Employer _________________________________________________________
     Business Address  ________________________________________________
     Business Telephone  ______________________________________________
     Occupation  ______________________________________________________
     Citizenship  _____________________________________________________

3.   Accredited Investor Status.

     I am an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act by virtue of meeting the standard(s) that I have initialed below:

     (Please initial, in the space provided, the statement(s) applicable to you.)

     _______   a.   I am a director or executive officer of the Company.

                                       or

     _______   b.   I have, or my spouse and I jointly have, a net worth (I.E., total assets) in excess of $1,000,000.

                                       or

     _______   c.   I have had an individual annual income (exclusive of my
                    spouse's income, regardless of whether this is a joint investment with my spouse) in excess of $200,000, or joint annual income with my spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level this year.


     If none of these statements are applicable to you, please check here
     ______.

IF YOU ARE AN INDIVIDUAL INVESTOR, PLEASE TURN TO PAGE 6 OF THIS INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT.

                          II. NON-INDIVIDUAL INVESTORS
                              ------------------------

(Please answer Part II only if the purchase is proposed to be undertaken by a corporation, partnership, trust or other entity.)

IF INVESTMENT WILL BE MADE BY MORE THAN ONE AFFILIATED ENTITY, PLEASE COMPLETE A COPY OF THIS INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT FOR EACH ENTITY.

1.   Identification.

     Name ______________________________________________________________
            (Exact name as it will appear on stock certificate)

     Address of Principal
              Place of Business_________________________________________
     Jurisdiction of Formation
              Or Incorporation _________________________________________
     Contact Person  ___________________________________________________
     Telephone Number __________________________________________________
     Federal Employer Identification No.  ______________________________

     Type of Entity

     ______   Limited Partnership

     ______   General Partnership

     ______   Corporation

     ______ Revocable Trust (in Attachment A, identify each grantor, and indicate under which circumstances the trust is revocable by the grantor)(1)

     ______ Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries in Attachment A)

     ______   Other form of organization (indicate form of organization below)

              ----------------------------------------------------

-------------
(1) Each individual who invests through a revocable trust must complete the Individual Investor section of this Investor Questionnaire and Subscription Agreement.

     Was the entity formed for the purpose of this investment?

             Yes ________                No ________

     If the answer is yes, all shareholders, partners or other equity owners must answer Part I of this Investor Questionnaire and Subscription Agreement. If the above answer is no, please continue completing this form.

2.   Business.

     Please check the appropriate box to indicate which of the following categories is applicable to you:

     [ ] Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purposes of acquiring securities of the Company, with total assets in excess of $5,000,000;
     [ ] a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
     [ ] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
     [ ] an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act;
     [ ] a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act, acting in either an individual or fiduciary capacity;
     [ ]  an insurance company as defined in Section 2(13) of the Securities
          Act;
     [ ] an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;
     [ ]  an entity in which all of the equity owners are accredited investors;
     [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Company, whose purchase is directed by a sophisticated person (as described in Rule 506(b)(2)(ii) promulgated under the Securities Act).
     [ ]  Other. Describe: ___________________________________________________
          ____________________________________________________________________
          ____________________________________________________________________

                         III. ADDITIONAL REPRESENTATIONS
                              --------------------------

     THE INVESTOR, BY SIGNING THIS INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT, WILL BE DEEMED TO HAVE MADE ALL REPRESENTATIONS AND WARRANTIEES CONTAINED IN PARAGRAPHS 1 THROUGH 12 BELOW.

1. The Investor acknowledges that the Investor has received a copy of the Company's Confidential Private Placement Memorandum dated August 20, 2004 (the "Memorandum"), including all Exhibits and Attachments thereto.

2. The Investor acknowledges that: (a) the Investor has been provided with information concerning the Company and has had an opportunity to ask question and to obtain such additional information concerning the Company as the Investor deems necessary in connection with the Investor's acquisition of the Shares, Notes and Warrants; (b) information with respect to existing business and historical operating results of the Company and estimates and projections as to future operations involve significant subjective judgment and analysis, which may or may not be correct; and (c) the Company cannot, and does not, make any representation or warranty as to the accuracy of the information concerning the past or future results of the Company.

3. The Investor has sought such accounting, legal and tax advice as the Investor considered necessary to make an informed investment decision. The Investor is experienced in investment and business matters and is aware of and can afford the risks of making such an investment, including the risk of losing the Investor's entire investment.

4. The Investor is either (i) an accredited investor (as defined in Rule 501(a) under the Securities Act) either alone or with his Purchaser Representative (as defined in Rule 501(h) under the Securities Act) or ii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Units.

5. The Shares, Notes and Warrants to be acquired by the Investor will be acquired solely by and for the account of the Investor for investment and are not being purchased for resale or distribution. The Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares, Notes and Warrants (or any portion thereof or interest therein) which the Investor will acquire, and the Investor has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement. The financial condition of the Investor is such that the Investor has no need for liquidity with respect to the Investor's investment in the Shares, Notes and Warrants and no need to dispose of any portion of the Shares, Notes and Warrants to satisfy any existing or contemplated undertaking or indebtedness; and the overall commitment by the Investor to investments which are not readily marketable is not disproportionate to the Investor's net worth and will not become excessive as a result of investment in the Shares, Notes and Warrants.

6. The Investor understands that, except as described in the Memorandum, the Company has no obligation or intention to register the Shares, Notes, Warrants or shares of Common Stock issuable upon exercise of the Warrants under any U.S. federal or state securities act or law or the securities act or law of any other jurisdiction.

7. The Investor understands, represents, warrants and agrees that, except as described in the Memorandum, the Investor's Shares, Notes and Warrants are not transferable, that the Investor will not, directly or indirectly, sell, assign, convey, hypothecate or otherwise transfer the Investor's Shares, Notes and Warrants (or any portion thereof or interest therein) except in accordance with the terms of such agreements and that violation of the foregoing will cause such transfer to be void and need not be recognized by the Company.

8. The Investor has relied solely upon the Memorandum and independent investigations made by the Investor in making the decision to purchase the Shares, Notes and Warrants and acknowledges that no representations or agreements have been made to the Investor with respect thereto.

9.   The Investor expressly acknowledges that:

     (a) No federal, state or other governmental agency has passed upon the adequacy or accuracy or the information concerning the Company or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares, Notes and Warrants as an investment.

     (b) The Investor is not dependent upon a current cash return with respect to the Investor's investment in the Shares, Notes and Warrants, and the Investor understands that, other than interest on the Notes, distributions are not required to be made and that returns on an investment in the Shares, Notes and Warrants may not be realized for years.

     (c) The Shares, Notes and Warrants are being offered and sold to prospective purchasers directly, and neither the Company nor any person acting on behalf of the Company has offered to sell the Shares, Notes and Warrants to the Investor by means of any form of general solicitation or advertising, such as media advertising or public seminars.

10. The Investor (i) if an individual, is at least 21 years of age; (ii) if a partnership, is comprised of partners all of whom are at least 21 years of age; and (iii) if a corporation, partnership, trust or other like entity, is authorized and otherwise duly qualified to purchase and hold the Shares, Notes and Warrants. The Investor has duly authorized, executed and delivered this Investor Questionnaire and Subscription Agreement and understands that the Company is not obligated to accept this Investor Questionnaire and Subscription Agreement and that this Investor Questionnaire and Subscription shall be valid and binding on the Company only upon acceptance by the Company.

11. The Investor agrees to indemnify and hold the Company harmless against, and will reimburse the Company on demand for, any payment, loss, cost or expense made or incurred by or asserted against the Company in respect of any omission, misrepresentation or breach of warranty on the part of the Investor contained in any this Investor Questionnaire and Subscription Agreement.

12. The Investor certifies under penalties of perjury that (i) the Investor's taxpayer identification number (social security number for an individual Investor) as set forth herein is correct; (ii) the Investor's home address (in the case of an individual) or principal place of business (in the case of an entity) as set forth herein is correct; and (iii) the Investor is not subject to backup withholding either because the Investor has not been notified by the Internal Revenue Service ("IRS") that the Investor is subject to backup withholding as a result of a failure to report all interest or dividends, or because the Investor has been notified by the IRS that the Investor is no longer subject to backup withholding. If the Investor is subject to backup withholding, Investor should cross through clause (iii) and check the following box:

                        IV. CLOSING, DELIVERY AND PAYMENT
                            -----------------------------

1. The closing of the sale and purchase of the Units (the "Closing") shall take place from time to time as determined by the Investor and the Company at the offices of the Company, or at such other time or place as the Company may specify (such date is hereinafter referred to as the "Closing Date").

2. At the Closing, the Investor shall deliver the purchase price for the Units by wire transfer or check payable to the Company, and the Company will deliver to each Investor with respect to the Units to be purchased at the Closing by such Investor: (i) a certificate representing the number of Shares, (ii) a convertible note with respect to the Note and (iii) a warrant agreement with respect to the number of Warrants.

3. At the Closing, the investor will have an opportunity to execute a Registration Right's Agreement, a form of which is attached as Attachment B hereto. The Registration Right's Agreement will provide for "piggyback" registration rights to the signatories on the terms and conditions set forth on Attachment B. If the investor does not execute the Registration Rights Agreement at closing, her or she will not be entitled to piggyback registration rights.

                            V. GENERAL REPRESENTATION
                               ----------------------

     The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company in complying with its obligations under applicable securities laws. Consequently, the undersigned hereby agrees to notify the Company forthwith of any changes in the information contained herein.

     IN WITNESS WHEREOF, I have executed this Investor Questionnaire and Subscription Agreement as Investor this ___ day of ________, 2004.



                                         _________________________________
                                         Name of Investor (Please Print)


                                         By: _____________________________
                                         Signature of Investor
                                         Title:


                                         Dollar Amount: __________________


Accepted this ___ day of ________, 2004:


Seawright Holdings, Inc.


By: __________________________

                                  Attachment A
                                  ------------

I.   REVOCABLE TRUSTS

     1.   Identify each grantor:



     2.   Circumstances under which the trust is revocable by the grantor(s).





II.  OTHER TRUSTS

     1.   Type of trust:



     2. For trusts other than pension trusts, identify each grantor and beneficiary:

          Grantor(s):



          Beneficiary(ies):

                                    EXHIBIT B

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SEAWRIGHT HOLDIGS, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                                                                          , 200_

                          VOID AFTER ___________, 200_

         THIS CERTIFIES THAT, for value received, ___________________________ or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Seawright Holdings, Inc., a Delaware corporation (the "Corporation") up to ____________________ (_____) shares of the common stock, par value $0.001 per share, of the Corporation (the "Common Stock").

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  (a) "Cashless Exercise shall mean the method set forth in
Section 3 hereof.

                  (b) "Exercise Period" shall mean the period commencing with the date hereof and ending five years from the date hereof, unless sooner terminated as provided below.

                  (c) "Exercise Price" shall mean $0.85 per share, subject to adjustment pursuant to Section 5 below.

                  (d) "Exercise Shares" shall mean the shares of the Corporation's Common Stock issuable upon exercise of this Warrant.

                  (e) "Fair Market Value" shall mean the average closing price for the Common Stock over the past ninety (90) calendar days (measured based on the closing average bid and ask prices on each trading day during the period) if the Common Stock has continuously traded in the Over-The-Counter Market ("OTC") during such period (or on a U.S. securities exchange if the Common Stock has continuously traded on such an exchange during such period) or, if the Common Stock has not traded in the OTC market or on a U.S. securities exchange during such period, then the value established by the Corporation's board of directors, in good faith, taking into account the price of recent private sales of the Corporation's Common Stock.

         2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                  (a) An executed Notice of Exercise in the form attached hereto;

                  (b) an executed investor questionnaire in the form attached hereto;

                  (c) payment of the Exercise Price either in cash or by check (or as set forth in Section 3 hereof); and

                  (d) this Warrant.

                  Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

                  The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         3. CASHLESS EXERCISE

                  (a) At any time after one hundred eighty (180) days from the date hereof, the Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 2(c), elect to exchange such Warrant pursuant to this Section 3, in whole or in part (except as to a fractional share), at any time and from time to time during the Exercise Period, by (i) delivering to the Corporation the items required in Section 2, and (ii) a notice indicating the Holder's intent to engage in a Cashless Exercise. The Holder shall thereupon be entitled to receive the number of Exercise Shares equal to the product of (A) the number of Exercise Shares issuable upon exercise of such Warrant (or, if only a portion of such Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 2, and (B) a fraction, the numerator of which is the Fair Market Value per share of Common Stock at the time of such exercise minus the Exercise Price in effect at the time of such exercise, and the denominator of which is the Fair Market Value per share of Common Stock at the time of such exercise, such number of shares so issuable upon such exchange to be rounded up or down to the nearest whole number of shares of Common Stock.

                  (b) The "exchange" of any Warrant pursuant to this Section 3 is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

                  (c) For all purposes of any Warrant (other than this Section
3), any reference herein to the "exercise" of such Warrant shall be deemed to include a reference to the exchange of such Warrant into Common Stock in accordance with the terms of this Section 3.

         4. REPRESENTATIONS OF HOLDER.

         4.1. ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its own account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

         4.2. SECURITIES ARE NOT REGISTERED.

                  (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

                  (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Corporation has no obligation to register the Warrant or the Exercise Shares of the Corporation, or to comply with any exemption from such registration.

                  (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation presently has no plans to satisfy these conditions in the foreseeable future.

         4.3. FINANCIAL RISK; ACCREDITED INVESTOR. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Holder is either (i) an accredited investor (as defined in Rule 501(a) under the Act) either alone or with his purchaser representative (as defined in Rule 501(h) under the Act) or ii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Warrant or Exercise Shares. Holder acknowledges that Holder must complete an investor questionnaire in the form attached hereto evidencing Holder's compliance with the foregoing.

         4.4. DISPOSITION OF WARRANT AND EXERCISE SHARES.

                  (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                           (i) The Corporation shall have received a letter
secured by the Holder from the Securities and Exchange Commission ("Commission") stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                           (ii) There is then in effect a registration statement
under the Act covering such proposed disposition, and such disposition is made in accordance with said registration statement; or

                           (iii) The Holder shall have notified the Corporation
of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

                  (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, reverse splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

         6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         7. EARLY TERMINATION. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a merger solely to effect a reincorporation of the Corporation into another state), or the sale or other disposition of all or substantially all the properties and assets of the Corporation in its entirety to any other person, the Corporation shall provide to the Holder twenty (20) days advance written notice of such public offering, reorganization, reclassification, consolidation, merger or sale or other disposition of the Corporation's assets, and this Warrant shall terminate unless exercised prior to the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Corporation's assets.

         8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

         9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         10. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Corporation, to Seawright Holdings, Inc., 600 Cameron Street, Alexandria VA 22314, and (b) if to the Holder, to ____________________________________, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, two days after mailing if by express mail, or three days after mailing if by first-class mail.

         11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the Commonwealth of Virginia without regard to any conflicts of laws principles that would result in the application of the law of any other jurisdiction.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of _____________, 2004.

                                             SEAWRIGHT HOLDINGS, INC.


                                             By ______________________________
                                             Name:____________________________
                                             Title:_____________________________

                               NOTICE OF EXERCISE

TO:  SEAWRIGHT HOLDINGS, INC.

         (1) The undersigned hereby elects to purchase ________ shares of the Common Stock of Seawright Holdings, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any, or

         ____ check here if Cashless Exercise pursuant to Section 3 of the Warrant is elected.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



Name___________________________          Address:______________________________

                                                 ______________________________


         3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.


_______________________                             ____________________________
(Date)                                              (Signature)
                                                    ____________________________
                                                    (Print name)

                             INVESTOR QUESTIONNAIRE


1. Personal.
   --------

     Name ____________________________________________________________

             (Exact name as it should appear on stock certificate)

     Additional Investor (i.e., joint tenant, tenant in common, community property holder)

     Residence Address __________________________________________________

     Home Telephone _____________________________________________________

     Date of Birth ______________________________________________________

     Social Security Number _____________________________________________

     Employer ___________________________________________________________

     Business Address ___________________________________________________

     Business Telephone _________________________________________________

     Occupation _________________________________________________________

     Citizenship ________________________________________________________


2. Joint Ownership.
   ---------------

         Complete for Tenants in Common, Joint Tenants and Community Property held in two names ONLY if the information differs from that given above:

     Residence Address __________________________________________________

     ____________________________________________________________________

     Home Telephone _____________________________________________________

     Date of Birth ______________________________________________________

     Social Security Number _____________________________________________

     Employer ___________________________________________________________

     Business Address ___________________________________________________

     Business Telephone _________________________________________________

     Occupation _________________________________________________________

     Citizenship ________________________________________________________

3. Accredited Investor Status.
   --------------------------

         I am an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act by virtue of meeting the standard(s) that I have initialed below:

         (Please initial, in the space provided, the statement(s) applicable to you.)

         _______ a. I am a director or executive officer of the Company.

                                       or

         _______ b. I have, or my spouse and I jointly have, a net worth (I.E., total assets) in excess of $1,000,000.

                                       or

         _______ c. I have had an individual annual income (exclusive of my spouse's income, regardless of whether this is a joint investment with my spouse) in excess of $200,000, or joint annual income with my spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level this year.


         If none of these statements are applicable to you, please check here
         ______.

                                    EXHIBIT C

                     11% CONVERTIBLE NOTE DUE 2009, SERIES A


THIS 11% CONVERTIBLE PROMISSORY NOTE DUE 2009, SERIES A ("NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                           CONVERTIBLE PROMISSORY NOTE

$____________________                                         ____________, 2004


     For value received SEAWRIGHT HOLDINGS, INC., a Delaware corporation ("Payor" or the "Company") promises to pay to __________________ or his assigns ("Holder") the principal sum of $____________ with simple interest on the outstanding principal amount at the rate of 11% per annum. The outstanding principal amount shall be due and payable on September 30, 2009 ("Maturity Date"). Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be payable on a quarterly basis beginning on December 30, 2004 and then on each subsequent March 30, June 30 and September 30. Payment due on any date that is not a business day at the Payor's principal place of business shall be due and payable on the next business day.

     1. This Note is issued as part of a series of similar notes (collectively, the "Notes") to be issued pursuant to the terms of that certain Investor Questionnaire and Subscription Agreement (the "Agreement"). The purchasers of the Units (as defined in the Agreement) under the Agreement shall be referred to herein, collectively, as the "Holders."

     2. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

     3. At any time on or after the date six (6) months from the date of issuance of this Note and on or prior to the Maturity Date, Holder may, by written notice to the Company, convert the outstanding principal balance and all unpaid accrued interest into the number of shares of Common Stock, par value $0.001 per share ("Common Stock") of the Company equal to (i) the outstanding principal balance and all unpaid accrued interest of this Note, divided by (ii) $0.85 (as adjusted for any Common Stock splits, stock dividends, recapitalizations, combinations or the like). The Company shall not issue fractional shares, and any unconverted amounts resulting shall be paid at the time of such conversion.

     4. Unless this Note has been converted in accordance with the terms of
Section 3 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date.

     5. Payor may prepay this Note in full or in part without premium or penalty at any time six months after the date hereof and prior to the Maturity Date upon thirty (30) days written notice to Holder at the address set forth below. If prepaid in part, Payor shall first pay all accrued unpaid interest on and then principal of the Note. After receipt of notice of partial or full prepayment, Holder may elect by prompt written notice to the Company to convert this Note pursuant to Section 3.

     6. Payor hereby waives demand, notice presentment, protest and notice of dishonor.

     7. The Company shall not, after the date hereof and until this Note is paid in full or converted to Common Stock, issue any indebtedness, debentures, notes or other evidence of indebtedness that is or purports to be superior or senior in right of payment or priority to the indebtedness evidenced by this Note, other than indebtedness issued in respect of and secured by real or personal property of the Company, provided, however, that the Company shall not increase the indebtedness currently in existence with respect to the real property held by the Company or its subsidiaries until this Note is paid in full or converted to Common Stock.

     8. Any term of this Note may be amended or waived with the written consent of Payor and Holders of two-thirds in interest of the outstanding principal amount of all Notes. Holder acknowledges that because this Note may be amended with the consent of such two-thirds in interest of the outstanding principal amount of the Notes, Holder's rights hereunder (including, without limitation, Holder's right to receive principal and interest as due) may be amended or waived without Holder's consent.

     9. The Holder has the right to declare the entire unpaid principal and interest under this Note due immediately after a default by Payor in its payment obligations hereunder and upon thirty (30) days' written notice to the Payor.

     10. The terms of this Note shall be construed in accordance with the laws of the Commonwealth of Virginia, without regard to any conflicts of laws principles that would result in the application of the law of any other jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this 11% CONVERTIBLE PROMISSORY NOTE DUE 2009, SERIES A as of the date first written above.


                                      SEAWRIGHT HOLDINGS, INC.


                                      By:
                                         ---------------------------------------

                                      Name:   Joel P. Sens
                                           -------------------------------------

                                      Title:  President
                                            ------------------------------------


AGREED TO AND ACCEPTED:


By:
    -------------------------------------------------

Name:
      -----------------------------------------------

Title:
       ----------------------------------------------

Address:
         --------------------------------------------

                                    EXHIBIT D


FOR ALABAMA RESIDENTS:

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR SOUTH CAROLINA RESIDENTS:

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SOUTH CAROLINA UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SOUTH CAROLINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR TENNESSEE RESIDENTS:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST REPLY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFICERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT ANY REPRESENTATIO TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.